UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 225 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Common Stock, Non-Voting Preferred Stock and Warrants

On December 1, 2020, Regulus Therapeutics Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue shares of the Company’s common stock (“Common Stock”), shares of newly designated non-voting convertible preferred stock of the Company, and warrants to purchase Common Stock in a private placement transaction (the “Private Placement”).

At the closing under the Purchase Agreement that occurred on December 4, 2020 (the “Closing”), the Company sold and issued to the Purchasers (i) 24,341,607 shares of Common Stock and accompanying warrants to purchase up to an aggregate of 18,256,204 shares of Common Stock at a purchase price of $0.622 per share of Common Stock and $0.125 for each share of Common Stock underlying such warrants, and (ii) 272,970 shares of non-voting Class A-3 convertible preferred stock, in lieu of shares of Common Stock, at a price of $6.22 per share, and accompanying warrants to purchase an aggregate of 2,047,276 shares of Common Stock at a price of $0.125 for each share of Common Stock underlying such warrants. The total gross proceeds to the Company at the Closing were approximately $19.4 million, which does not include any proceeds that may be received upon exercise of the warrants. Each share of non-voting Class A-3 convertible preferred stock is convertible into 10 shares of Common Stock, subject to certain beneficial ownership conversion limitations. The warrants will be exercisable for a period of five years following the date of issuance and will have an exercise price of $0.7464 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events. The warrants are exercisable on a net exercise “cashless” basis.

Certain directors and officers of the Company are Purchasers under the Purchase Agreement and purchased shares of Common Stock and warrants at the Closing at a purchase price of $0.6301 per share of Common Stock and $0.125 for each share of Common Stock underlying such warrants. The aggregate purchase prices of the securities purchased by the directors and officers who are Purchasers under the Purchase Agreement are as follows:

Name of Insider and Position With Company	Aggregate Purchase Price of Common Stock and Warrants Purchased at Closing
Stelios Papadopoulos, Ph.D. Chairman of the Board	$574,395.24
Joseph Hagan(1) President, Chief Executive Officer and Director	$28,722.37

(1)	Securities purchased through an affiliated investment entity.

H.C. Wainwright & Co., LLC acted as the sole placement agent for the Private Placement and is entitled to receive a fee equal to 5.5% of (i) the aggregate gross proceeds from the securities sold at the Closing and (ii) any proceeds received upon exercise of the warrants on or before June 30, 2021, plus the reimbursement of certain expenses.

Under the terms of the Purchase Agreement, the Company has agreed to prepare and file, within 30 days after the Closing, one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock issued under the Purchase Agreement, the shares of Common Stock issuable upon exercise of the warrants issued under the Purchase Agreement, and the shares of Common Stock issuable upon conversion of the non-voting convertible preferred stock issued pursuant to the Purchase Agreement (the “Registrable Securities”), and generally to cause the applicable registration statements to become effective within 90 days after the Closing. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing is only a summary of the terms of the Purchase Agreement and the warrants issued under the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1, and (ii) the form of warrant issued under the Purchase Agreement, a copy of which is attached to this report as Exhibit 4.2.

On December 1, 2020, the Company issued a press release announcing the Purchase Agreement, a copy of which is attached to this report as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the securities sold and issued under the Purchase Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Purchasers represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Class A-3 Certificate of Designation

On December 4, 2020, in connection with the Closing, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Class A-3 Convertible Preferred Stock (the “Class A-3 Certificate of Designation”). The Class A-3 Certificate of Designation establishes and designates the Class A-3 convertible preferred stock, par value $0.001 per share, and the rights, preferences and privileges thereof.

Each share of Class A-3 convertible preferred stock is convertible into 10 shares of Common Stock, subject to proportional adjustment as provided in the Class A-3 Certificate of Designation. In the event of the Company’s liquidation, dissolution or winding up, holders of Class A-3 convertible preferred stock will participate pari passu with any distribution of proceeds to holders of Common Stock, holders of the Company’s Class A-1 convertible preferred stock, holders of the Company’s Class A-2 convertible preferred stock and the holders of any series of class of the Company’s preferred stock or other capital stock thereafter created ranking on its terms on parity with the Class A-3 convertible preferred stock or the Common Stock. Holders of Class A-3 convertible preferred stock are entitled to receive dividends on shares of Class A-3 convertible preferred stock equal (on an as converted to Common Stock basis) to and in the same form as dividends actually paid on the Common Stock. Shares of Class A-3 convertible preferred stock generally have no voting rights, except as required by law.

The foregoing is only a summary of the terms of the Class A-3 Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the full text of the Class A-3 Certificate of Designation, a copy of which is attached to this report as Exhibit 3.1.

Amendment to Class A-1 Certificate of Designation

On December 4, 2020, in connection with the Closing, the Company filed a Certificate of Amendment (the “Class A-1 Amendment”) to the Certificate of Designation of Preferences, Rights and Limitations of Class A-1 Convertible Preferred Stock of the Company (the “Class A-1 Certificate of Designation”) to clarify that in the event of the Company’s liquidation, dissolution or winding up, the assets of the Company available for distribution to its stockholders will be distributed pari passu among the holders of Common Stock, the holders of the Company’s Class A-1 convertible preferred stock, the holders of the Company’s Class A-2 convertible preferred stock, the holders of the Company’s Class A-3 convertible preferred stock and the holders of any series of class of the Company’s preferred stock or other capital stock thereafter created ranking on its terms on parity with the Class A-1 convertible preferred stock or the Common Stock. The Class A-1 Amendment was approved by the Company’s board of directors and a majority of the outstanding shares of the Class A-1 convertible preferred stock in accordance with the Class A-1 Certificate of Designation. No approval of the holders of the Common Stock was required to effectuate the Class A-1 Amendment.

Other than the Class A-1 Amendment described above, the rights, preferences and privileges of the Class A-1 convertible preferred stock remain the same as disclosed in Item 5.03 of the Current Report on Form 8-K filed by the Company on May 9, 2019, with such description qualified in its entirety by the copy of the Class A-1 Certificate of Designation filed as Exhibit 3.1 to such Current Report on Form 8-K.

The foregoing is only a summary of the terms of the Class A-1 Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Class A-1 Amendment, a copy of which is attached to this report as Exhibit 3.2.

Amendment to Class A-2 Certificate of Designation

On December 4, 2020, in connection with the Closing, the Company filed a Certificate of Amendment (the “Class A-2 Amendment”) to the Certificate of Designation of Preferences, Rights and Limitations of Class A-2 Convertible Preferred Stock of the Company (the “Class A-2 Certificate of Designation”) to clarify that in the event of the Company’s liquidation, dissolution or winding up, the assets of the Company available for distribution to its stockholders will be distributed pari passu among the holders of Common Stock, the holders of the Company’s Class A-1 convertible preferred stock, the holders of the Company’s Class A-2 convertible preferred stock, the holders of the Company’s Class A-3 convertible preferred stock and the holders of any series of class of the Company’s preferred stock or other capital stock thereafter created ranking on its terms on parity with the Class A-2 convertible preferred stock or the Common Stock. The Class A-2 Amendment was approved by the Company’s board of directors and a majority of the outstanding shares of the Class A-2 convertible preferred stock in accordance with the Class A-2 Certificate of Designation. No approval of the holders of the Common Stock was required to effectuate the Class A-2 Amendment.

Other than the Class A-2 Amendment described above, the rights, preferences and privileges of the Class A-2 convertible preferred stock remain the same as disclosed in Item 5.03 of the Current Report on Form 8-K filed by the Company on December 26, 2019, with such description qualified in its entirety by the copy of the Class A-2 Certificate of Designation filed as Exhibit 3.1 to such Current Report on Form 8-K.

The foregoing is only a summary of the terms of the Class A-2 Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Class A-2 Amendment, a copy of which is attached to this report as Exhibit 3.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Class A-3 Convertible Preferred Stock.

3.2	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Class A-1 Convertible Preferred Stock.

3.3	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Class A-2 Convertible Preferred Stock.

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.

4.2	Form of Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement, dated December 1, 2020, by and among the Company and the Purchasers.

99.1	Press release, dated December 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: December 4, 2020	By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer